Exhibit 99.1

               Yahoo! Reports Third Quarter 2006 Financial Results

                      Revenues - $1,580 Million,

                   Operating Income - $202 Million,

  Operating Income before Depreciation, Amortization and Stock-Based
                  Compensation Expense - $474 Million

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 17, 2006--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended
September 30, 2006.

    "While we are tremendously excited about many things happening at Yahoo!, we are not satisfied with our third quarter financial performance. We continued to grow and believe that we outperformed the graphical market but not at a rate that met our expectations," said Terry Semel, chairman and CEO of Yahoo! "Looking forward, we are excited about the roll-out of our new Project Panama advertising platform. In addition, we plan to invest, innovate and secure leading positions in the areas where we see the biggest growth opportunities. We know we have work to do, but we are confident that Yahoo! has the talent and resources to strengthen our leading position on the Internet, capitalize on the huge growth opportunities ahead, and deliver significant returns for shareholders."

    Third Quarter 2006 Financial Results

    -- Revenues were $1,580 million for the third quarter of 2006, a 19 percent increase compared to $1,330 million for the same period of 2005.

    -- Marketing services revenue was $1,370 million for the third quarter of 2006, an 18 percent increase compared to $1,160 million for the same period of 2005.

    -- Fees revenue was $210 million for the third quarter of 2006, a 23 percent increase compared to $170 million for the same period of 2005.

    -- Revenues excluding traffic acquisition costs ("TAC") were $1,121 million for the third quarter of 2006, a 20 percent increase compared to $932 million for the same period of 2005.

    -- Gross profit for the third quarter of 2006 was $899 million, a 13 percent increase compared to $796 million for the same period of 2005.

    -- Operating income for the third quarter of 2006 was $202 million (including $121 million for stock-based compensation expense recorded under the fair value method), a 25 percent decrease compared to $270 million (including $14 million for stock-based compensation expense recorded under the intrinsic value method) for the same period of 2005.

    -- Operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2006 was $474 million, a 23 percent increase compared to $385 million for the same period of 2005.

    -- Cash flow from operating activities for the third quarter of 2006 was $390 million, an 11 percent decrease compared to $440 million for the same period of 2005.

    -- Free cash flow for the third quarter of 2006 was $288 million (including $101 million for a previously announced land purchase), a 16 percent decrease compared to $345 million for the same period of 2005.

    -- Net income for the third quarter of 2006 was $159 million or $0.11 per diluted share (including $80 million of stock-based compensation expense, net of tax, recorded under the fair value method), compared to $254 million or $0.17 per diluted share for the same period of 2005 (including $8 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method) for the third quarter of 2005.

    -- Adjusted net income for the third quarter of 2006 was $155 million or $0.11 per diluted share (including $80 million of stock-based compensation expense, net of tax, recorded under the fair value method and excluding certain investment and other gains and charges of $3 million, net of tax), compared to adjusted net income of $165 million or $0.11 per diluted share (including $59 million of stock compensation expense, net of tax, recorded under the fair value method, excluding $8 million of stock compensation expense, net of tax, recorded under the intrinsic value method and excluding certain gains on the sale of certain investments of $38 million, net of tax adjustments) for the third quarter of 2005.

    -- Adjusted net income for the third quarter of 2006 was $235 million or $0.16 per diluted share (excluding $80 million of stock-based compensation expense, net of tax, and excluding certain investment and other gains and charges of $3 million, net of tax), compared to adjusted net income of $224 million or $0.15 per diluted share (excluding $8 million of stock-based compensation expense, net of tax, and excluding certain gains on the sale of certain investments of $38 million, net of tax adjustments) for the third quarter of 2005.

    -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Operations", "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliation of GAAP Net Income and Net Income Per Share to Non-GAAP Adjusted Net Income and Adjusted Net Income Per Share".

    "Although we faced unanticipated challenges in the third quarter, we continued to generate strong year-over-year increases in both revenue and free cash flow, on top of an already very large base," said Susan Decker, chief financial officer, Yahoo! "Our profitability and cash generation remain strong, and we will continue to be disciplined by investing in assets we believe will enhance user experience and generate strong returns for our employees, partners and shareholders."

    Segment Financial Results

    -- United States revenues for the third quarter of 2006 were $1,054 million, a 14 percent increase compared to $923 million for the same period of 2005.

    -- International revenues for the third quarter of 2006 were $526 million, a 29 percent increase compared to $407 million for the same period of 2005.

    -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2006 was $366 million, a 19 percent increase compared to $306 million for the same period of 2005.

    -- International segment operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2006 was $108 million, a 37 percent increase compared to $79 million for the same period of 2005.

    Cash Flow Information

    Free cash flow was $288 million (including $101 million for a previously announced land purchase) in the third quarter of 2006 compared to $345 million for the same period of 2005. In addition, Yahoo! used $1,092 million for direct stock repurchases and generated $42 million from the issuance of common stock as a result of the exercise of employee stock options. Cash, cash equivalents and investments in marketable debt securities were $3,230 million at September 30, 2006 as compared to $3,965 million at June 30, 2006, a decrease of $735 million.

    Please refer to the "Note to Unaudited Condensed Consolidated
Statements of Operations" for definitions of certain key non-GAAP financial measures used here and in the "Business Outlook" attached to this press release.

    Stock Repurchase Program

    Yahoo! today announced that its Board of Directors has approved a stock repurchase program, effective October 12, 2006. Under the program, Yahoo! is authorized to repurchase up to $3 billion of its outstanding shares of common stock from time to time over the next five years, depending on market conditions, share price and other factors. The repurchase may be made on the open market, in block trades or otherwise and may include derivative transactions.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 15931668.

    About Yahoo!

    Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! seeks to provide online products and services essential to users' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, California.

    This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, and adjusted net income and adjusted net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Operations", "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliation of GAAP Net Income and Net Income Per Share to Non-GAAP Adjusted Net Income and Adjusted Net Income Per Share" included in this press release for further information regarding these non-GAAP financial measures.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the successful implementation, and acceptance by advertisers, of the Company's new search advertising platform, the Company's ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of October 17, 2006. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which will be filed with the SEC in the fourth quarter of 2006.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.



                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)



                            Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                          ---------------------- ---------------------
                             2005       2006       2005       2006
                          ---------------------- ---------------------


Revenues                  $1,329,929 $1,580,322 $3,756,668 $4,723,231

Cost of revenues(1)          534,381    681,120  1,501,463  1,984,830

                           ---------- ---------- ---------- ----------
Gross profit                 795,548    899,202  2,255,205  2,738,401
                           ---------- ---------- ---------- ----------

Operating expenses:
    Sales and marketing(2)   267,992    331,025    747,916    988,030
    Product development(2)   148,433    202,079    400,329    628,399
    General and
     administrative(2)        82,162    130,984    247,549    391,198
    Amortization of
     intangibles(1)           26,904     32,774     80,634     97,635
                           --------------------- ---------- ----------
    Total operating
     expenses                525,491    696,862  1,476,428  2,105,262
                           ---------- ---------- ---------- ----------

Income from operations       270,057    202,340    778,777    633,139

Other income, net             65,995     50,268  1,095,725    121,794
                           ---------- ---------- ---------- ----------

Income before income
 taxes, earnings in equity
 interests and minority
 interests                   336,052    252,608  1,874,502    754,933

Provision for income taxes  (113,797)  (124,372)  (750,087)  (350,002)
Earnings in equity
 interests                    32,164     30,190     94,647     78,261
Minority interests in
 operations of
 consolidated subsidiaries      (646)       103     (6,040)      (474)
                           ---------- ---------- ---------- ----------

Net income                $  253,773 $  158,529 $1,213,022 $  482,718
                           ========== ========== ========== ==========


Net income per share -
 diluted                  $     0.17 $     0.11 $     0.82 $     0.33
                           ========== ========== ========== ==========

Shares used in per share
 calculation - diluted     1,486,876  1,442,429  1,482,739  1,471,832
                           ========== ========== ========== ==========


(2) Stock-based
 compensation expense was
 allocated as follows:
    Cost of revenues      $        - $    1,689 $        - $    4,956
    Sales and marketing        2,278     42,470      5,277    119,826
    Product development        6,817     38,260     13,820    112,147
    General and
     administrative            4,429     39,072     14,841     92,926
                           ---------- ---------- ---------- ----------
    Total stock-based
     compensation expense $   13,524 $  121,491 $   33,938 $  329,855
                           ========== ========== ========== ==========


----------------------------------------------------------------------

Supplemental Financial
 Data (See Note)
--------------------------
Revenues excluding TAC    $  932,115 $1,121,467 $2,627,982 $3,331,820
Operating income before
 depreciation,
 amortization and stock-
 based compensation
 expense                  $  385,122 $  473,738 $1,098,624 $1,365,528
Free cash flow            $  344,637 $  287,915 $  962,077 $  988,691
Adjusted net income per
 diluted share excluding
 stock-based compensation
 expense and other items  $     0.15 $     0.16 $     0.42 $     0.48
Adjusted net income per
 diluted share including
 fair value stock-based
 compensation expense and
 excluding other items    $     0.11 $     0.11 $     0.31 $     0.33

----------------------------------------------------------------------


(1) Yahoo! has changed its classification of amortization expense related to developed technology and patents acquired through acquisitions. Amortization expense of $14 million and $42 million for the three and nine months ended September 30, 2005, respectively, has been reclassified to cost of revenues from operating expenses.

(2) Prior to January 1, 2006, Yahoo! accounted for stock-based compensation under Accounting Principles Board, Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, Yahoo! historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, Yahoo! accounts for stock-based compensation expense under the fair value method in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"). As Yahoo! adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes. Yahoo! is presenting non-GAAP adjusted net income and adjusted net income per diluted share financial measures which include stock-based compensation expense calculated under the fair value method and exclude other items, for all periods presented. Yahoo! is also presenting non-GAAP adjusted net income and adjusted net income per diluted share financial measures which exclude stock-based compensation expense and other items for all periods presented.




                             Yahoo! Inc.

  Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow and adjusted net income and adjusted net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, and net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, and net income and net income per share calculated in accordance with generally accepted accounting principles.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation, amortization and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets and stock-based compensation expense. We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related non-cash depreciation and amortization costs are directly attributable to the underlying operating performance of our business and therefore should not be included in our periodic operating cash earnings presented as a non-GAAP measure. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. We do not include depreciation, amortization and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with this non-GAAP measure, operating income before depreciation, amortization and stock-based compensation expense, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce.

Free cash flow is defined as cash flow from operating activities, less net capital expenditures and dividends received and including the excess tax benefits from stock-based compensation. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

Adjusted net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense under two different methods. Effective January 1, 2006, we adopted SFAS 123R under the modified prospective transition method and therefore have recorded stock-based compensation expense under the fair value method for the three and nine months ended September 30, 2006. Prior to January 1, 2006, including the three and nine months ended September 30, 2005, we recorded stock-based compensation expense under the intrinsic value method. We have included two non-GAAP measures for adjusted net income and adjusted net income per share. In one calculation of adjusted net income and adjusted net income per share, we have excluded stock-based compensation expense in addition to certain gains, losses and expenses and their related tax effects. In the alternative calculation of adjusted net income and adjusted net income per share, we have included stock-based compensation expense calculated under the fair value method (as previously disclosed) for the three and nine months ended September 30, 2005, in addition to excluding certain gains, losses and expenses and their related tax effects, so that both presented periods include stock-based compensation expense under the fair value method. We consider adjusted net income and adjusted net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods and to other companies in our industry. A limitation of adjusted net income and adjusted net income per share is that they do not include all items that impact our net income and net income per share for the period.




                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                              Operations
                            (in thousands)




                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------
Revenues for groups of similar services:
   Marketing services  $1,159,572  $1,370,374  $3,278,669  $4,137,473
   Fees                   170,357     209,948     477,999     585,758
                        ----------  ----------  ----------  ----------
   Total revenues      $1,329,929  $1,580,322  $3,756,668  $4,723,231
                        ==========  ==========  ==========  ==========

Revenues by segment:
   United States       $  922,860  $1,054,048  $2,611,103  $3,221,220
   International          407,069     526,274   1,145,565   1,502,011
                        ----------  ----------  ----------  ----------
   Total revenues      $1,329,929  $1,580,322  $3,756,668  $4,723,231
                        ==========  ==========  ==========  ==========

Cost of revenues:
   Traffic acquisition
    costs ("TAC")      $  397,814  $  458,855  $1,128,686  $1,391,411
   Other cost of
    revenues              136,567     222,265     372,777     593,419
                        ----------  ----------  ----------  ----------
   Total cost of
    revenues           $  534,381  $  681,120  $1,501,463  $1,984,830
                        ==========  ==========  ==========  ==========

Revenues excluding TAC:
   Gross profit        $  795,548  $  899,202  $2,255,205  $2,738,401
   Other cost of
    revenues              136,567     222,265     372,777     593,419
                        ----------  ----------  ----------  ----------
   Revenues excluding
    TAC                $  932,115  $1,121,467  $2,627,982  $3,331,820
                        ==========  ==========  ==========  ==========

Revenues excluding TAC by segment:
   United States:
   Gross profit        $  596,957  $  654,203  $1,687,566  $2,015,710
   Other cost of
    revenues              106,660     182,393     294,988     484,055
                        ----------  ----------  ----------  ----------
   Revenues excluding
    TAC                $  703,617  $  836,596  $1,982,554  $2,499,765
                        ==========  ==========  ==========  ==========

   International:
   Gross profit        $  198,591  $  244,999  $  567,639  $  722,691
   Other cost of
    revenues               29,907      39,872      77,789     109,364
                        ----------  ----------  ----------  ----------
   Revenues excluding
    TAC                $  228,498  $  284,871  $  645,428  $  832,055
                        ==========  ==========  ==========  ==========

Operating income before depreciation, amortization and stock-based compensation expense:
   Income from
    operations         $  270,057  $  202,340  $  778,777  $  633,139
   Depreciation and
    amortization          101,541     149,907     285,909     402,534
   Stock-based
    compensation
    expense                13,524     121,491      33,938     329,855
                        ----------  ----------  ----------  ----------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense            $  385,122  $  473,738  $1,098,624  $1,365,528
                        ==========  ==========  ==========  ==========

Operating income before depreciation, amortization and stock-based compensation expense by segment:
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense - United
    States             $  306,031  $  365,550  $  867,690  $1,041,417
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense -
    International          79,091     108,188     230,934     324,111
                        ----------  ----------  ----------  ----------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense            $  385,122  $  473,738  $1,098,624  $1,365,528
                        ==========  ==========  ==========  ==========

   United States:
   Income from
    operations         $  209,735  $  132,300  $  602,028  $  417,395
   Depreciation and
    amortization           83,413     123,163     233,607     326,801
   Stock-based
    compensation
    expense                12,883     110,087      32,055     297,221
                        ----------  ----------  ----------  ----------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense - United
    States             $  306,031  $  365,550  $  867,690  $1,041,417
                        ==========  ==========  ==========  ==========

   International:
   Income from
    operations         $   60,322  $   70,040  $  176,749  $  215,744
   Depreciation and
    amortization           18,128      26,744      52,302      75,733
   Stock-based
    compensation
    expense                   641      11,404       1,883      32,634
                        ----------  ----------  ----------  ----------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense -
    International      $   79,091  $  108,188  $  230,934  $  324,111
                        ==========  ==========  ==========  ==========

Free cash flow:
   Cash flow from
    operating
    activities         $  440,131  $  389,654  $1,230,041  $1,204,219
   Acquisition of
    property and
    equipment, net        (95,494)   (240,761)   (257,294)   (557,586)
   Dividends received           -           -     (10,670)    (12,908)
   Excess tax benefits
    from stock-based
    compensation                -     139,022           -     354,966
                        ----------  ----------  ----------  ----------
   Free cash flow      $  344,637  $  287,915  $  962,077  $  988,691
                        ==========  ==========  ==========  ==========




                             Yahoo! Inc.
Reconciliation of GAAP Net Income and Net Income Per Share to Non-GAAP
         Adjusted Net Income and Adjusted Net Income Per Share
               (in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income Per Share Excluding Stock-
              based Compensation Expense and Other Items




                                         Three Months Ended
                                         September 30, 2005
                             -----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                             -----------------------------------------



Revenues                     $ 1,329,929 $         -       $1,329,929

Cost of revenues                 534,381           -          534,381

                              ----------- -----------       ----------
Gross profit                     795,548           -          795,548
                              ----------- -----------       ----------

Operating expenses:
  Sales and marketing            267,992      (2,278) (a)     265,714
  Product development            148,433      (6,817) (a)     141,616
  General and administrative      82,162      (4,429) (a)      77,733
  Amortization of intangibles     26,904           -           26,904
                              ----------- -----------       ----------
  Total operating expenses       525,491     (13,524)         511,967
                              ----------- -----------       ----------

  Income from operations         270,057      13,524          283,581

  Other income, net               65,995     (26,863) (b)      39,132
                              ----------- -----------       ----------

  Income before income taxes,
   earnings in equity
   interests
   and minority interests        336,052     (13,339)         322,713

  Provision for income taxes    (113,797)    (16,366)(c)(d)  (130,163)
  Earnings in equity
   interests                      32,164           -           32,164
  Minority interests in
   operations of consolidated
   subsidiaries                     (646)          -             (646)
                              ----------- -----------       ----------

  Net income                 $   253,773 $   (29,705)      $  224,068
                              =========== ===========       ==========


  Net income per share -
   diluted                   $      0.17                   $     0.15
                              ===========                   ==========

  Shares used in per share
   calculation - diluted       1,486,876                    1,486,876
                              ===========                   ==========


                                         Three Months Ended
                                         September 30, 2006
                              ----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                              ----------------------------------------



Revenues                     $ 1,580,322 $         -       $1,580,322

Cost of revenues                 681,120      (1,689) (e)     679,431

                              ----------- -----------       ----------
Gross profit                     899,202       1,689          900,891
                              ----------- -----------       ----------

Operating expenses:
  Sales and marketing            331,025     (42,470) (e)     288,555
  Product development            202,079     (38,260) (e)     163,819
  General and administrative     130,984     (29,072) (e)(f)  101,912
  Amortization of intangibles     32,774           -           32,774
                              ----------- -----------       ----------
  Total operating expenses       696,862    (109,802)         587,060
                              ----------- -----------       ----------

  Income from operations         202,340     111,491          313,831

  Other income, net               50,268     (14,316) (g)      35,952
                              ----------- -----------       ----------

  Income before income taxes,
   earnings in equity
   interests
   and minority interests        252,608      97,175          349,783

  Provision for income taxes    (124,372)    (20,264) (h)(i) (144,636)
  Earnings in equity
   interests                      30,190           -           30,190
  Minority interests in
   operations of consolidated
   subsidiaries                      103           -              103
                              ----------- -----------       ----------

  Net income                 $   158,529 $    76,911       $  235,440
                              =========== ===========       ==========


  Net income per share -
   diluted                   $      0.11                   $     0.16
                              ===========                   ==========

  Shares used in per share
   calculation - diluted       1,442,429                    1,442,429
                              ===========                   ==========




                                         Nine Months Ended
                                         September 30, 2005
                             -----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                             -----------------------------------------



Revenues                     $ 3,756,668 $         -       $3,756,668

Cost of revenues               1,501,463           -        1,501,463

                              ----------- -----------
Gross profit                   2,255,205           -        2,255,205
                              ----------- -----------       ----------

Operating expenses:
  Sales and marketing            747,916      (5,277) (a)     742,639
  Product development            400,329     (13,820) (a)     386,509
  General and administrative     247,549     (14,841) (a)     232,708
  Amortization of intangibles     80,634           -           80,634
                              ----------- -----------       ----------
  Total operating expenses     1,476,428     (33,938)       1,442,490
                              ----------- -----------       ----------

  Income from operations         778,777      33,938          812,715

  Other income, net            1,095,725  (1,001,790) (b)      93,935
                              ----------- -----------       ----------

  Income before income taxes,
   earnings in equity
   interests
   and minority interests      1,874,502    (967,852)         906,650

  Provision for income taxes    (750,087)    382,947 (c)(d)  (367,140)
  Earnings in equity
   interests                      94,647           -           94,647
  Minority interests in
   operations of consolidated
   subsidiaries                   (6,040)          -           (6,040)
                              ----------- -----------       ----------

  Net income                 $ 1,213,022 $  (584,905)      $  628,117
                              =========== ===========       ==========


  Net income per share -
   diluted                   $      0.82                   $     0.42
                              ===========                   ==========

  Shares used in per share
   calculation - diluted       1,482,739                    1,482,739
                              ===========                   ==========




                                         Nine Months Ended
                                         September 30, 2006
                              ----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                              ----------------------------------------



Revenues                     $ 4,723,231 $         -       $4,723,231

Cost of revenues               1,984,830      (4,956) (e)   1,979,874

                              ----------- -----------       ----------
Gross profit                   2,738,401       4,956        2,743,357
                              ----------- -----------       ----------

Operating expenses:
  Sales and marketing            988,030    (119,826) (e)     868,204
  Product development            628,399    (112,147) (e)     516,252
  General and administrative     391,198     (82,926) (e)(f)  308,272
  Amortization of intangibles     97,635           -           97,635
                              ----------- -----------       ----------
  Total operating expenses     2,105,262    (314,899)       1,790,363
                              ----------- -----------       ----------

  Income from operations         633,139     319,855          952,994

  Other income, net              121,794     (14,316) (g)     107,478
                              ----------- -----------       ----------

  Income before income taxes,
   earnings in equity
   interests
   and minority interests        754,933     305,539        1,060,472

  Provision for income taxes    (350,002)    (84,337) (h)(i) (434,339)
  Earnings in equity
   interests                      78,261           -           78,261
  Minority interests in
   operations of consolidated
   subsidiaries                     (474)          -             (474)
                              ----------- -----------       ----------

  Net income                 $   482,718 $   221,202       $  703,920
                              =========== ===========       ==========


  Net income per share -
   diluted                   $      0.33                   $     0.48
                              ===========                   ==========

  Shares used in per share
   calculation - diluted       1,471,832                    1,471,832
                              ===========                   ==========





                             Yahoo! Inc.
Reconciliation of GAAP Net Income and Net Income Per Share to Non-GAAP
         Adjusted Net Income and Adjusted Net Income Per Share
               (in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income Per Share Including Stock-
 based Compensation Expense Under the Fair Value Method and Excluding
                              Other Items




                                         Three Months Ended
                                         September 30, 2005
                             -----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                             -----------------------------------------

Net income                   $   253,773 $(88,275)(j)(k)(l)$  165,498
                              =========== ========          ==========


Net income per share -
 diluted                     $      0.17                   $     0.11
                              ===========                   ==========

Shares used in per share
 calculation - diluted         1,486,876    2,032 (m)       1,488,908
                              =========== ========          ==========





                                         Three Months Ended
                                         September 30, 2006
                              ----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                              ----------------------------------------

Net income                   $   158,529 $   (3,246)(i)(n) $  155,283
                              =========== ==========        ==========


Net income per share -
 diluted                     $      0.11                   $     0.11
                              ===========                   ==========

Shares used in per share
 calculation - diluted         1,442,429                    1,442,429
                              ===========                   ==========




                                         Nine Months Ended
                                         September 30, 2005
                             -----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                             adjustments
                             -----------------------------------------

Net income                   $1,213,022 $(757,668)(j)(k)(l)$  455,354
                              ========== =========          ==========


Net income per share -
 diluted                     $     0.82                    $     0.31
                              ==========                    ==========

Shares used in per share
 calculation - diluted        1,482,739     1,704 (m)       1,484,443
                              ========== =========          ==========





                                         Nine Months Ended
                                         September 30, 2006
                              ----------------------------------------
                                 GAAP         Non-GAAP       Non-GAAP
                                              adjustments
                              ----------------------------------------

Net income                   $   482,718 $   (3,246)(i)(n) $  479,472
                              =========== ==========        ==========


Net income per share -
 diluted                     $      0.33                   $     0.33
                              ===========                   ==========

Shares used in per share
 calculation - diluted         1,471,832                    1,471,832
                              ===========                   ==========



Notes:
(a) To eliminate total stock-based compensation expense of $14 million and $34 million, respectively, as measured using the intrinsic value method under APB 25 for the three and nine months ended September 30, 2005.

(b) To eliminate gains of $27 million and $1,002 million, respectively, on the sale of certain investments and settlements for the three and nine months ended September 30, 2005.

(c) To eliminate income tax effects associated with adjustments referenced in (a) and (b).

(d) To adjust the provision for income taxes for the three and nine months ended September 30, 2005 to reflect an effective tax rate of approximately 40 percent.

(e) To eliminate total stock-based compensation expense of $121 million and $330 million, respectively, as measured using the fair value method under SFAS 123R for the three and nine months ended September 30, 2006.

(f) To eliminate a $10 million credit from the reversal of an earn-out accrual.

(g) To eliminate a non-cash gain of $14 million arising from increased dilution of our ownership in Alibaba, resulting in the recognition of a further gain on the sale of Yahoo! China.

(h) To eliminate income tax effects associated with adjustments referenced in (e), (f), and (g).

(i) To reduce the provision for income taxes to eliminate a charge of $11 million related to a subsidiary restructuring transaction reported in the three months ended December 31, 2005.

(j) To eliminate gains referenced in (b), net of tax.

(k) To include fair value stock-based compensation expense of $59 million and $173 million, net of tax, respectively, using the fair value method under Statement of Financial Accounting Standards No.123 "Accounting for Stock-Based Compensation," ("SFAS123"), as previously disclosed and exclude recorded stock-based compensation expense of $8 million and $20 million, net of tax, respectively, using the intrinsic value method under APB 25 for the three and nine months ended September 30, 2005.

(l) To adjust the provision for income taxes for the three and nine months ended September 30, 2005 to reflect an effective tax rate of approximately 42 percent on net income including fair value stock-based compensation expense referenced in (k).

(m) To adjust the number of shares used in the diluted net income per share count for the impact of applying SFAS 123.

(n) To eliminate items referenced in (f) and (g), net of tax.




                             Yahoo! Inc.
                           Business Outlook



Business Outlook

The following business outlook is based on current information and expectations as of October 17, 2006. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

                                       Three months         Year
                                          ending           ending
                                       December 31,     December 31,
                                          2006             2006
                                     ---------------- ----------------

Revenues excluding TAC (3) outlook (in millions):
  Gross profit                        $957 - $1,037   $3,697 - $3,777
  Other cost of revenues                188 - 228        780 - 820
                                     ---------------- ----------------
  Revenues excluding TAC             $1,145 - $1,265  $4,477 - $4,597
                                     ================ ================

Operating income before depreciation, amortization and stock-based compensation expense(3) outlook (in millions):
  Income from operations               $233 - $273      $866 - $906
  Depreciation and amortization         134 -150         537 -553
  Stock-based compensation expense      108 - 122        438 - 452
                                     ---------------- ----------------
  Operating income before
   depreciation, amortization and
   stock-based compensation expense    $475 - $545    $1,841 - $1,911
                                     ================ ================

(3) Refer to Note to Unaudited Condensed Consolidated Statements of
 Operations.




                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)


                       Three Months Ended        Nine Months Ended
                         September 30,             September 30,
                   ------------------------- -------------------------
                       2005         2006         2005         2006
                   ------------ ------------ ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income       $   253,773  $   158,529  $ 1,213,022  $   482,718
  Adjustments to
   reconcile net
   income to net
   cash provided by
   operating
   activities:
    Depreciation        60,494       78,529      163,245      217,730
    Amortization of
     intangible
     assets             41,047       71,378      122,664      184,804
    Stock-based
     compensation
     expense            13,524      121,491       33,938      329,855
    Tax benefits
     from stock-
     based
     compensation      121,180      110,812      723,748      275,093
    Excess tax
     benefits from
     stock-based
     compensation            -     (139,022)           -     (354,966)
    Earnings in
     equity
     interests         (32,164)     (30,190)     (94,647)     (78,261)
    Dividends
     received                -            -       10,670       12,908
    Minority
     interests in
     operations of
     consolidated
     subsidiaries          646         (103)       6,040          474
    (Gain)/loss
     from sale of
     investments,
     assets and
     other, net        (24,472)     (13,741)    (976,738)     (15,811)
    Changes in
     assets and
     liabilities,
     net of effects
     of
     acquisitions:
      Accounts
       receivable,
       net             (50,764)       6,575     (128,921)     (46,780)
      Prepaid
       expenses and
       other            (2,504)     (12,289)       7,736      (28,252)
      Accounts
       payable           8,839        3,232       (5,354)      66,985
      Accrued
       expenses and
       other
       liabilities      31,580       50,191      111,396      138,787
      Deferred
       revenue          18,952      (15,738)      43,242       18,935
                    -----------  -----------  -----------  -----------
  Net cash provided
   by operating
   activities          440,131      389,654    1,230,041    1,204,219
                    -----------  -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net      (95,494)    (240,761)    (257,294)    (557,586)
  Purchases of
   marketable debt
   securities       (1,157,592)    (240,690)  (6,632,419)    (889,023)
  Proceeds from
   sales and
   maturities of
   marketable debt
   securities        1,415,056      585,532    6,789,521    1,431,206
  Acquisitions, net
   of cash acquired     (1,089)      (5,971)    (127,463)     (61,300)
  Proceeds from
   sales of
   marketable
   equity
   securities           35,846            -    1,006,142            -
  Other investing
   activities, net        (435)      19,120      (39,030)      18,476
                    -----------  -----------  -----------  -----------
  Net cash provided
   by (used in)
   investing
   activities          196,292      117,230      739,457      (58,227)
                    -----------  -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from
   issuance of
   common stock,
   net                  75,027       41,626      377,751      231,451
  Repurchases of
   common stock       (208,457)  (1,091,931)    (373,352)  (1,782,140)
  Structured stock
   repurchases, net   (392,786)           -     (752,717)    (227,705)
  Excess tax
   benefits from
   stock-based
   compensation              -      139,022            -      354,966
  Other financing
   activities, net         949            -        1,749            -
                    -----------  -----------  -----------  -----------
  Net cash provided
   by (used in)
   financing
   activities         (525,267)    (911,283)    (746,569)  (1,423,428)
                    -----------  -----------  -----------  -----------

Effect of exchange
 rate changes on
 cash and cash
 equivalents            (4,576)      (1,565)     (19,649)      33,002

Net change in cash
 and cash
 equivalents           106,580     (405,964)   1,203,280     (244,434)
Cash and cash
 equivalents,
 beginning of
 period              1,920,423    1,591,223      823,723    1,429,693
                    -----------  -----------  -----------  -----------

Cash and cash
 equivalents, end
 of period         $ 2,027,003  $ 1,185,259  $ 2,027,003  $ 1,185,259
                    ===========  ===========  ===========  ===========

Supplemental
 schedule of
 acquisition-
 related
 activities:

  Cash paid for
   acquisitions    $     1,140  $     5,971  $   128,592  $    68,977
  Cash acquired in
   acquisitions            (51)           -       (1,129)      (7,677)

                    -----------  -----------  -----------  -----------
                   $     1,089  $     5,971  $   127,463  $    61,300
                    ===========  ===========  ===========  ===========

  Common stock,
   restricted stock
   and stock
   options issued
   in connection
   with
   acquisitions    $         -  $         -  $    44,381  $         -
                    ===========  ===========  ===========  ===========




                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)


                                            December 31, September 30,
                                               2005          2006
                                           ------------- -------------

ASSETS
Current assets:
  Cash and cash equivalents                $  1,429,693  $  1,185,259
  Marketable debt securities                  1,131,141       923,792
  Accounts receivable, net                      721,723       784,460
  Prepaid expenses and other current assets     166,976       166,111
                                            ------------  ------------
  Total current assets                        3,449,533     3,059,622

Long-term marketable debt securities          1,439,014     1,120,930
Property and equipment, net                     697,522     1,048,574
Goodwill                                      2,895,557     2,976,576
Intangible assets, net                          534,615       407,368
Other assets                                     57,192       140,437
Investments in equity interests               1,758,401     1,863,560
                                            ------------  ------------

Total assets                               $ 10,831,834  $ 10,617,067
                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $     70,291  $    142,479
  Accrued expenses and other current
   liabilities                                  827,589       987,280
  Deferred revenue                              306,172       329,385
                                            ------------  ------------
  Total current liabilities                   1,204,052     1,459,144

Long-term deferred revenue                       67,792        67,168
Long-term debt                                  749,995       749,960
Other long-term liabilities                     243,580       265,738
Minority interests in consolidated
 subsidiaries                                         -         7,818
Stockholders' equity                          8,566,415     8,067,239
                                            ------------  ------------

Total liabilities and stockholders' equity $ 10,831,834  $ 10,617,067
                                            ============  ============


    CONTACT: Yahoo! Inc.
             Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com or
             OutCast Communications
             Kim Milosevich, 415-345-4734 (Media Relations) kim@outcastpr.com